Exhibit 99.1

Alphatec Holdings, Inc. Acquires an Exclusive Worldwide License for Innovative Pedicle Screw Technology

Thursday December 20, 2007, 8:04 pm ET

CARLSBAD, Calif., Dec. 20, 2007 — Alphatec Holdings, Inc. (NasdaqGM: ATEC), a medical technology company focused on the design, development, manufacturing and marketing of products for the surgical treatment of spinal disorders, announced the entry into an exclusive worldwide license for an innovative pedicle screw technology that is designed to provide a fusion solution for patients who suffer from osteoporosis or poor bone density. The company’s wholly owned subsidiary, Alphatec Spine, Inc. (“Alphatec Spine”), and Progressive Spinal Technologies LLC., (“Progressive”) entered into an exclusive worldwide license agreement that provides Alphatec Spine the right to develop and commercialize Progressive’s osteoporotic pedicle screw technology solution. The technology, which Alphatec Spine will jointly develop with Progressive, is a pedicle screw that is designed to be implanted into the pedicle and then expanded to achieve increased purchase if the surgeon desires a more secure fixation. Progressive, formed in early 2006, develops technologies for the orthopedics industry, specializing in spinal implants.

“This product provides a revolutionary and unique solution to the spine surgeon in dealing with patients with poor bone quality,” said Dirk Kuyper, Alphatec’s President and Chief Executive Officer. “It is estimated that in the United States alone, over 28 million people have either osteopenia or osteoporosis and current pedicle screw designs do not offer an adequate solution to providing a strong fixation. Although aimed at providing a superior solution for poor bone quality patients, this pedicle screw may also become the new standard of care for all pedicle screw technology. This is one more example of our commitment to providing solutions targeted at serving the needs of the spine surgeon and the elderly spinal segment of the marketplace, which combined with V-stent for vertebral compression fractures, positions Alphatec as a leader in the fastest growing demographic segment of the market.”

“Progressive Spinal Technologies is extremely excited to work with Alphatec on this project. In the end it was Alphatec’s commitment to meet the needs of underserved patients that convinced us that Alphatec was the right partner for this technology,” said Daniel Gelb, M.D., one of the designing surgeons of the licensed technology, and an equity holder of Progressive Spine.

The financial terms of the License Agreement include: (1) an up-front license fee payment to be made by Alphatec to Progressive; (2) testing, design, regulatory and sales milestone payments that could begin to be achieved and paid by Alphatec to Progressive in 2008; and (3) a royalty payment based on net sales of licensed products, with minimum annual royalties beginning in 2009.

The Exclusive License Agreement expires in 2027. Alphatec Spine has the right to sublicense the technology to third parties as well as terminate the License Agreement for convenience upon 90 days prior written notice to Progressive. Each party has the right to terminate the License Agreement for a material uncured breach by the other party.

About Alphatec

Alphatec Holdings, Inc. (NasdaqGM: ATEC) designs, develops, manufactures and markets products for the surgical treatment of spine disorders. Alphatec’s broad product portfolio and pipeline includes a variety of spinal implant products and systems focused on solutions addressing the cervical, thoracolumbar, intervertebral, minimally invasive, motion preservation, vertebral compression fractures and allograft markets. Alphatec’s “surgeons’ culture” emphasizes collaboration with spinal surgeons to conceptualize, design and co-develop a broad range of products. State-of-the-art in-house manufacturing capabilities provide a unique competitive advantage, enabling Alphatec to rapidly deliver customized solutions to meet surgeons’ and patients’ critical needs. Alphatec has 22 issued U.S. patents, six issued foreign patents and 31 pending patent applications, including 10 pending U.S. applications, six pending international applications and 15 pending foreign national applications. Alphatec’s principal product offerings are primarily focused on the global spine fusion market, which is estimated by Alphatec to be more than $5.9 billion in 2007. In addition to its U.S. operations, Alphatec also markets a range of spine and orthopedic products in Asia through its subsidiary, Alphatec Pacific, Inc. For more information, please visit http://www.alphatecspine.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to: Alphatec’s expected revenues in 2008, Alphatec’s ability to accelerate new product momentum, bring to market differentiated products and commercialize its platform technologies. Alphatec cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: The size of the osteopenia and osteoporosis markets, Alphatec’s ability to maintain its level of previously reported sales growth, Alphatec’s ability to successfully control its costs, Alphatec’s ability to successfully leverage upon the experience of its Scientific Advisory Board, Alphatec’s ability to develop and expand its spine fusion business in the United States and Asia, Alphatec’s ability to enter the high-growth areas of spine disorders, Alphatec’s ability to meet fiscal year 2008 revenue guidance in either the United States or Asia, Alphatec’s ability to expand and maintain a successful sales and marketing organization, continuation of favorable third party payor reimbursement for procedures performed using Alphatec’s products, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, uncertainty of success in developing new products or products currently in Alphatec’s pipeline, uncertainty of success in bringing to market differentiated products that meet the evolving needs of the contemporary spine surgeon, demanding patients, and cost conscience healthcare providers, failure to successfully introduce, develop and commercialize new products, including the technology that is the subject of this press release, failure to achieve acceptance of Alphatec’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, Alphatec’s ability to compete with other competing products and with emerging new technologies within and outside of spinal fusion, including without limitation the elderly spinal segment of the marketplace, the ability of the technology that is the subject of this release to treat patients with osteoporosis or poor bone density, or the ability of such technology to become a standard of care for all pedicle screw technology, product liability exposure, patent infringement claims and claims related to Alphatec’s intellectual property. Please refer to the risks detailed from time to time in Alphatec’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Contacts:

Alphatec Holdings, Inc.

Gordon C. Bigler

Vice President, Finance & Corp. Communications

760.494.6667

gbigler@alphatecspine.com